EXHIBIT 10.1

STOCKHOLDERS EXCHANGE AND
REGISTRATION RIGHTS AGREEMENT

     This STOCKHOLDERS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 16, 2004, by and among Laureate Education, Inc., a Maryland corporation (the “Company”), and certain of the former stockholders (the “Stockholders”) of Walden e-Learning, Inc., a Delaware corporation (“Walden”).

RECITALS

     The Company, Laureate Acquisition Corporation, a Delaware corporation (the “Merger Subsidiary”) and Walden have entered into an Agreement and Plan of Merger dated as of September 16, 2004 (the “Merger Agreement”), providing for the merger of Walden with and into the Merger Subsidiary (the “Merger”), with the Merger Subsidiary surviving the Merger and becoming a wholly-owned subsidiary of the Company.

     Pursuant to the Merger Agreement, the Stockholders will acquire, among other things, approximately 2.5 million shares of the common stock, par value $0.01 per share, of the Company (the “Shares”).

     An affiliate of the Stockholders has agreed that in consideration of the registration rights, the representations, warranties and covenants of the Company contained herein, subject to certain limitations, he shall not compete with or solicit employees of the Company, all as described herein.

     In connection with the Merger and the transactions contemplated hereby, counsel to the Company is issuing an opinion to the Stockholders in the form set forth in Exhibit A hereto.

     This Agreement is being entered into as a condition precedent to the closing of the Merger and the parties desire that the Shares be subject to the rights described herein.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

1.	REGISTRATION RIGHTS.

     1.1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement, as in effect on the date hereof. As used in this Agreement:

     (a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

     (b) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or similar document by the Commission.

     (c) “Registrable Securities” shall mean the Shares, as well as any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares or in connection with a stock split, combinations of securities, recapitalization, merger, consolidation or other reorganization with respect to the Shares.

     (d) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     (e) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

1.2. Registration on Form S-3.

     (a) Shelf Registration. The Company shall prepare and file with the Commission a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act covering the resale from time to time of all of the Registrable Securities pursuant to Rule 415 under the Securities Act. The Company shall file the Registration Statement promptly upon effectiveness of the Merger; provided, however, that in no event shall such Registration Statement be filed later than one business day after the date of the Merger. The Company shall use its commercially reasonable best efforts to have the Registration Statement declared effective as soon as practicable thereafter. Such Registration Statement shall be made for an offering to be made on a continuous or delayed basis (a so-called “shelf registration statement”).

     (b) Registration Period. The Company shall keep the Registration Statement effective until the earlier of such time as (i) all the Registrable Securities have been sold or (ii) the later of the time the Registrable Securities are eligible to be sold without volume or other restriction pursuant to Rule 144 under the Securities Act or two years from the effectiveness of the Registration Statement, subject to any extensions as set forth herein (the “Registration Period”).

     1.3. Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

     (a) Prepare and file with the Commission such pre-effective and post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to cause the Registration Statement to become effective, to keep the Registration Statement continuously effective during the Registration Period and not misleading, and as may otherwise be required or applicable under, and to comply with the provisions of, the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the Registration Period.

     (b) Furnish to the Stockholders such number of copies of a prospectus, including a preliminary prospectus, and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (c) Promptly notify the Stockholders (i) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed and, with respect to any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the occurrence of any event or circumstance that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement and any amendment or supplement thereto, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Make every reasonable effort to avoid the issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

     (e) Upon the occurrence of any event contemplated by Section 1.3(c), as promptly as practicable, prepare and deliver to the Stockholders any required supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, the prospectus contained in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will promptly deliver copies of such revised prospectus to the Stockholders. Following receipt of the revised prospectus, the Stockholders will be free to resume making offers of the Registrable Securities. The Company will extend the period during which the Registration Statement must be kept effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Stockholders shall have received copies of the revised prospectus.

     (f) Use its commercially reasonable best efforts to cause all Registrable Securities registered by such Registration Statement to be listed on the Nasdaq National Market or such other securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed. The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Registration Statement not later than the effective date of such Registration Statement.

     (g) Use its commercially reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered or qualified under the securities or “blue sky” laws of such states as the Stockholders shall reasonably request and do any and all other acts and things that may be necessary or desirable to enable the Stockholders to consummate the public sale or other disposition of the Registrable Securities covered by the Registration Statement in such jurisdictions.

     (h) The Company will use its commercially reasonable best efforts to comply with the Securities Act, the 1934 Act and any other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months after the effective date of such Registration Statement, which earning statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

     (i) The Company shall cooperate with the Stockholders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to the Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Stockholders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to the Registration Statement.

     1.4. Obligation to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of a Stockholder that such Stockholder shall have furnished to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in writing and as shall be required in connection with the action to be taken by the Company.

     1.5. Delay or Suspension of Shelf Registration. If at any time after a Registration Statement has become effective, the Company is engaged in any plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be would be detrimental to the Company, then the Company may direct that use of the prospectus contained in the Registration Statement be suspended for a period of up to 60 days. The Company will notify all Stockholders of the delay or suspension. In the case of notice suspending an effective Registration Statement, each Stockholder will immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Stockholder has received copies of a supplemented or amended prospectus or until such Stockholder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company may exercise the rights provided by this Section 1.5 on only one occasion within any 365-day period.

     1.6. Expenses of Registration. All expenses incurred in connection with the registration pursuant to this Agreement (excluding any underwriters’ discounts and commissions and the fees and disbursement of counsel for the Stockholders), including, without limitation all registration and qualification fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

     1.7. Indemnification.

     (a) To the full extent permitted by law, the Company will, and hereby does indemnify and hold harmless each Stockholder, each director, officer, partner, employee, or agent for each Stockholder, any underwriter (as defined in the Securities Act) for each Stockholder, and each Person, if any, who controls each Stockholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the 1934 Act, applicable state securities laws or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 1.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable to a Stockholder, underwriter or controlling Person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Stockholder, underwriter or controlling Person.

     (b) To the full extent permitted by law, each Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter for the Company (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person or underwriter may become subject, under the Securities Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration. The indemnity agreement contained in this Section 1.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Stockholders (which consent shall not be unreasonably withheld).

     (c) In no event shall the liability of any Stockholder under Section 1.7(b) be greater than the lesser of (a) their pro rata portion of any liability based on the total liability of all Stockholders, or (b) the dollar amount of the net proceeds (after deducting underwriter’s discounts, if any, and commissions and all other expenses paid by such Stockholder in connection with the registration in question) received by such Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (d) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action or actual knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section. The indemnified party may participate in such defense at such party’s expense; provided, however, that the indemnifying party will pay such expense if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between the indemnified party and any other party represented by such counsel in such proceeding. If, within 30 days after receipt of the notice, such indemnifying party has not elected to assume the defense of the action, such indemnifying party will be responsible for any legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. An indemnifying party may not, in the defense of any such claim or litigation, consent to the entry of a judgment or enter into a settlement without the consent of the indemnified party.

     (e) If the indemnification provided for in this Section 1.7 is for any reason, other than pursuant to the terms thereof, held to be unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and each Stockholder in connection with the statements or omission which resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or each Stockholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 1.7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 1.7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 1.7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, but shall be subject, in the case of a Stockholder, to the limitation of the Section 1.7(c) above. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of such party, which consent shall not be reasonably withheld.

     1.8. Rule 144 and Form S-3. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit such Stockholder to sell securities of the Company to the public without registration and with a view to making it possible for the Stockholders to register the Registrable Securities pursuant to a registration statement on Form S-3, the Company agrees to use its commercially reasonable best efforts to file the reports required to be filed by it (if so required) under the Securities Act and the 1934 Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Stockholder, use its commercially reasonable best efforts to make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act. In addition, the Company shall take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as will permit the Stockholders to use Form S-3 for the sale of their Registrable Securities. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such information requirements set forth above and its qualification as a registrant whose securities may be resold pursuant to Form S-3.

     1.9. Grant of Other Registration Rights. From time to time, the Company may grant registration rights to any other holder of any of the capital stock of the Company; provided, that such rights do not conflict with the rights granted hereunder.

     1.10. Transfer of Rights. The right to cause the Company to register Registrable Securities and the other rights under this Section 1 may be assigned by any Stockholder to a Permitted Transferee (as defined below), and by such Permitted Transferee to a subsequent Permitted Transferee. Any transferee to whom rights under this Section 1 are assigned will (x) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Stockholders under this Section 1 to the same extent as if such transferee were a Stockholder under this Agreement and (y) be deemed to be a Stockholder under this Section 1. Any Person to whom any of the Registrable Securities are transferred shall be a “Permitted Transferee.”

     1.11 Volume Limitation. No Stockholder shall offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, in excess of 500,000 Registrable Securities in any 90-day period, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Registrable Securities in excess of the foregoing limit, whether any such aforementioned transaction is to be settled by delivery of the Registrable Securities, in cash or otherwise (any of the foregoing, a “Transfer”), or publicly disclose the intention to make any Transfer in excess of the foregoing limit, unless such Stockholder (a) engages an investment banking firm that is reasonably acceptable to the Company to assist with all Transfers during such 90-day period, (b) provides the Company with at least 10 business days prior written notice of such Stockholder’s intent to make such Transfer, which notice shall describe the proposed Transfer and investment banking firm, and (c) consummates all Transfers during such 90-day period in the manner and through the investment banking firm described in such notice.

2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders hereby severally represents and warrants to the Company, solely as to himself, herself or itself and not with respect to any other Stockholder, that the following representations and warranties are, as of the date hereof, true and correct.

     2.1. Title; Agreements. As of the date hereof, immediately prior to the Merger, such Stockholder (a) holds of record and beneficially the number of shares of common stock, par value $.01 per share, of Walden set on Schedule 2.1, free and clear of any lien, security interest, mortgage, pledge, hypothecation, charge, preemptive right, voting trust, imposition, covenant, condition, right of first refusal, easement or conditional sale or other title retention agreement or other restriction (an “Encumbrance”) other than as set forth in the Amended and Restated Stockholders Agreement dated as of February 2, 2001 (the “Walden Stockholders Agreement”) by and among Walden, Sylvan Ventures LLC, a Delaware limited liability company and certain other stockholders of Walden, (b) is not a party to any voting trust, proxy or other agreement or understanding with respect to any capital stock of Walden (other than as set forth in the Walden Stockholders Agreement) and (c) owns no other, and has no other right to purchase, any equity interests in Walden.

     2.2. Execution and Effect of Agreement. Such Stockholder has the full right, power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder, and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceeding on the part of such Stockholder is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except as limited by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution by a party with respect to a liability where such indemnification or contribution is contrary to public policy (the “Bankruptcy and Equity Exceptions”).

     2.3. No Violation. Neither the execution or delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will violate (a) any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any government, Governmental Authority, or court to which such Stockholder is a party or to which such Stockholder is bound or subject or (b) the organizational documents, if applicable, of such Stockholder.

     2.4. Litigation; Claims. There is no litigation, claim, proceeding or government investigation pending or to the knowledge of such Stockholder threatened against such Stockholder which could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

     2.5. Consents. No consent, approval, permit, authorization of, declaration to or filing with any third party or Governmental Authority on the part of such Stockholder is required in connection with the execution and delivery by such Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

     2.6. No Brokers. Neither the Stockholder nor any Person acting on behalf of such Stockholder has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

     2.7. Investment Representations.

     (a) Such Stockholder has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of an investment in the Company and was not formed for the purpose of investing in the Shares. Such Stockholder has assets sufficient to enable it to bear the economic risk of its investment in the Shares and either (i) if it is a trust, has assets in excess of $5 million and the purchase of the Shares is directed by a Person who has such knowledge and sophistication in financial and business matters that he is capable of evaluating the merits and risks of investing in the Shares, (ii) with respect to a natural Person, has sufficient income and/or net worth to meet the requirements of an “accredited investor” as defined in Rule 501 under the Securities Act, and (iii) with respect to a partnership, has only “accredited investors”, as defined in Rule 501 under the Securities Act, as partners. Such Stockholder is acquiring the Shares for its own account, and not with a view to, or for sale in connection with, any distribution thereof.

     (b) Such Stockholder understands that the Shares have not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereof, that the Shares have not been registered under applicable state securities laws by reason of their issuance in a transaction exempt from such registration requirements, and that the Shares may not be sold or otherwise disposed of unless registered under the Securities Act and applicable state securities laws, or exempted from registration, and that the certificates representing the Shares will bear the legends required by applicable securities and blue sky laws. Such Stockholder further understands that, until registered, the Shares to be issued in connection with the Merger will be subject to the limitations on transfer contained in Rule 144 promulgated under the Securities Act.

     2.8. Stockholder’s Acknowledgement as to Information.

     Such Stockholder or representatives of such Stockholder have received from the Company or the Company has made available such information, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004, as they have requested with respect to the Company as such Stockholder has deemed necessary and relevant in connection with the transactions contemplated by this Agreement, and such Stockholder has had the opportunity, directly or through such representatives, to ask questions of and receive answers from Persons acting on behalf of the Company necessary to verify the information so obtained.

     2.9 Tax Matters. Such Stockholder does not have any present intent to tender, sell or otherwise transfer any of the Shares to the Company and will not tender, sell or otherwise transfer any of the Shares to the Company for a period of two years after the Closing. Such

Stockholder is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under section 368(a) of the Code.

3. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Stockholders that the following representations and warranties are, as of the date hereof, true and correct.

     3.1. Organization and Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has full corporate power and authority to own its properties and carry on its business as it is now being conducted. The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a direct wholly-owned subsidiary of the Company.

     3.2. Execution and Effect of Agreement. The Company has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.

     3.3. Execution and Effect of Merger Agreement. Each of the Company, the Merger Subsidiary and Walden has the corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement by the Company, the Merger Subsidiary and Walden and the consummation by the Company, the Merger Subsidiary and Walden of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, the Merger Subsidiary and Walden, and no other proceeding on the part of the Company, the Merger Subsidiary and Walden is necessary to authorize the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby. The Merger Agreement has been duly executed and delivered by each of the Company, the Merger Subsidiary and Walden and constitutes the legal, valid and binding obligation of each of the Company, the Merger Subsidiary and Walden, enforceable against it in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.

     3.4. No Violation. Neither the execution or delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby (including the Merger) will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority, or court to which the Company or the Merger Subsidiary is a party or to which any of them is bound or subject, or the provisions of (a) the Articles of Incorporation or Bylaws of the Company or (b) the Certificate of Incorporation or Bylaws of the Merger Subsidiary.

     3.5. Consents. No consent, waiver, approval, permit, authorization of, declaration to or filing with any third party or Governmental Authority on the part of the Company or the Merger Subsidiary is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (including the Merger), except for the filing of the Certificate of Merger and any filings as may be required under applicable federal and state securities laws.

     3.6. No Brokers. None of the Company, the Merger Subsidiary or any Person acting on behalf of the Company or the Merger Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement (including the Merger) for which any Stockholder could become liable or obligated, nor has any such Person taken any action on which a claim for any such payment could be based.

     3.7. Securities and Exchange Commission Filings; Financial Statements.

     (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission since December 31, 2000 (collectively, including all exhibits thereto, filed since such date, the “Company SEC Reports”). As of the respective dates they were filed, (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the 1934 Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States Generally Accepted Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the 1934 Act) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to be material, individually or in the aggregate).

     (c) As of the date hereof, the Company meets the “registrant eligibility” requirements set forth in the general instructions applicable to registration statements on Form S-3 covering the resale of the Shares issuable pursuant to this Agreement.

     3.8. Capitalization. (a) As of August 2, 2004, the authorized capital stock of the Company consists of 10 million shares of preferred stock, none of which were issued or outstanding and 90 million shares of common stock, of which 45,667,125 shares were issued and outstanding. All of the issued and outstanding shares of common stock are validly issued, fully paid and nonassessable. All Shares issued in connection with the Merger are validly issued, fully paid and nonassessable.

     3.9. Tax Matters. Neither the Company nor any of its affiliates has any present intent to (a) redeem or repurchase any of the Shares or (b) cause Walden to cease its current business or operations. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under section 368(a) of the Code.

     3.10. Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4. SURVIVAL. The representations, warranties, covenants and agreements made by the parties in this Agreement shall survive the Closing and shall continue in full force and effect without limitation after the Merger.

5. GENERAL PROVISIONS.

     5.1. Cooperation. The Company and the Stockholders shall each deliver or cause to be delivered to the other on the closing date under the Merger Agreement, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

     5.2. Press Releases; Confidentiality.

     (a) Don E. Ackerman, individually (the “Principal Investor”), recognizes and acknowledges that he has in the past and may currently have, access to certain confidential information of the Company and its affiliates that is valuable, special and unique to the business of the Company and its affiliates. The Principal Investor agrees that for a period of two (2) years, he will not disclose such confidential information to any Person for any purpose or reason whatsoever, except (i) to the Stockholders or any authorized representatives of the Stockholders who need to know information in connection with the transactions contemplated hereby and by the Merger Agreement, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby and (ii) to counsel and other advisors, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section, unless (A) such information becomes known to the public generally through no fault of any Stockholders, was developed by the Principal Investor without reliance on otherwise confidential information, or is acquired from a person who is not known by the Principal Investor to be in breach of an obligation of confidentiality to the Company, (B) disclosure is required by law or the order of any Governmental Authority under color of law, provided, that prior to disclosing any information pursuant to this clause (B), the Principal Stockholder shall, if possible, give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure, (C) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (D) in connection the enforcement of the Stockholders’ rights hereunder or under the Merger Agreement.

     (b) The Stockholders acknowledge and agree that the Company will be required to publicly disclose this Agreement and the transactions contemplated by this Agreement following the Closing pursuant to applicable securities rule and regulations and exchange requirements.

     (c) In the event of a breach or threatened breach by the Principal Investor of the provisions of this Section 5.2, the Company shall be entitled to an injunction restraining the Principal Investor from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

5.3. Non-Competition and Non-Solicitation.

     (a) The Principal Investor recognizes that he has been instrumental in the success of Walden’s and its affiliates’ on-line and higher education business (the “Business”) and in establishing and maintaining the Business’ customer, supplier and employee relationships as well as having had access to, acquiring and assisting in developing confidential and proprietary information relating to Walden, all of which are critical to the Business. This includes information with respect to the Business’ present and prospective products, services, clients, customers, subcontractors, suppliers, pricing, cost and financial information and sales and marketing methods.

     (b) The Principal Investor accordingly agrees that, without the express prior written consent of the Company, for a period of three years after the Closing Date, anywhere in the world:

     (i) The Principal Investor will not directly or indirectly engage in or conduct any business which directly or indirectly competes with the Business.

     (ii) The Principal Investor will not directly or indirectly intentionally solicit, induce or accept for itself, or for anyone other than the Company, any of the present or past clients or customers of Walden or its affiliates in connection with the performance of services substantially similar to the Business.

     (iii) The Principal Investor will not intentionally interfere with, attempt to interfere with or disparage either the Company’s or Walden’s relationship with any vendor, client, customer, contractor, supplier, employee, agent or consultant (or the terms relating to such relationships) of the Business.

     (c) The limitations described in Section 5.3(b) shall apply to the Principal Investor in his capacity as a general partner, stockholder, consultant, joint venturer,

investor, lender, or in any other capacity whatsoever in which the Principal Investor has decision-making authority (other than as the holder of not more than five percent of the total outstanding stock of a publicly held company).

     5.4. Consent to Merger; Termination of Walden Stockholders Agreement. Pursuant to Section 7.15(a) of the Contribution Agreement dated as of March 27, 2001 by and among Walden, the contributors named therein, the Ackerman Representative named therein and Walden e-Learning, Inc., a Florida corporation, Don E. Ackerman, as the Ackerman Representative named therein, consents to the transactions contemplated by the Merger Agreement, including without limitation, the Merger. Additionally, pursuant to Section 7.6(a) of the Walden Stockholders Agreement, by execution hereof, the parties agree that the Walden Stockholders Agreement shall terminate upon the effective time of the Merger.

     5.5. Expenses. Whether or not the transactions contemplated hereby are consummated, (a) the Company shall pay all of its, Walden’s and the Merger Subsidiary’s legal, accounting and other out-of-pocket expenses incident to the transactions contemplated hereby, and (b) the Stockholders shall pay all of their own legal, accounting and other out-of-pocket expenses incident to the transactions contemplated hereby.

6. MISCELLANEOUS.

     6.1. Notices. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served by (a) depositing the same in the United States mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or (b) by delivering such notice in person to such party. Notices so deposited in the mail shall be deemed to have been given or served on the date on which the party actually received or refused such written notice, as shown by the date or postmark of any return receipt indicating the date of delivery or attempted delivery to such receiving party. The addresses of the parties hereto for all purposes of this Agreement are:

If to the Company:	With a copy (which shall not constitute notice) to:

Laureate Education, Inc.	Piper Rudnick LLP
1001 Fleet Street	6225 Smith Avenue
Baltimore, Maryland 21202	Baltimore, Maryland 21209
Fax: 410-843-8544	Fax: 410-580-3001
Attn: Robert W. Zentz, Esq.	Attn: Richard C. Tilghman, Jr., Esq.

If to the Stockholders:	With a copy (which shall not constitute notice) to:

Ackerman-Walden Limited Partnership c/o Chandelle Ventures, Inc. 24311 Walden Center Drive Bonita Springs, FLorida 34134 Attn: Don E. Ackerman And:

Virginia Jean Ackerman 8477 Bay Colony Drive Naples, Florida 34108	Ropes & Gray LLP 45 Rockefeller Plaza New York, New York 10111 Fax: 212-841-5725 Attn: William J. Hewitt, Esq.

     By giving to the other parties at least five days’ written notice thereof, any party hereto shall have the right from time to time and at any time during the term of this Agreement to change his respective address and each party shall have the right to specify as his address any other address within the United States of America.

     6.2. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or the Stockholders, any of the Stockholders or the Company (as the case may be) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance or injunctive relief with respect to any such covenant or agreement contained in this Agreement.

     6.3. Binding Agreement. This Agreement and each provision herein shall be binding upon and applicable to, and shall inure to the benefit of, the Company, the Stockholders, and their respective permitted assigns and legal representatives.

     6.4. Consents and Waivers. No consent or waiver, express or implied, by any party hereto of the breach, default or violation by any other party hereto of his obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach, default or violation of the same or any other obligations of such party hereunder. Failure on the part of any party hereto to complain of any act of any of the other parties or to declare any of the other parties hereto in default, irrespective or how long such failure continues, shall not constitute a waiver by such party of his rights hereunder.

     6.5. Applicable Law. This Agreement and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the State of Delaware.

     6.6. Prior Agreements; Amendments. This Agreement supersedes any prior or contemporaneous understanding or agreement among the parties respecting the subject matter hereof. There are no arrangements, understandings or agreements, oral or written, among the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein or in documents executed contemporaneously herewith, including the Merger Agreement as in effect on the date hereof. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification or waiver shall be in writing and signed by Stockholders holding at least two-thirds of the Registrable Securities then-outstanding, and such change or modification shall be binding on all holders of Registrable Securities then-outstanding.

     6.7. Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Whenever the context so required, the neuter shall include the feminine and masculine, and the singular shall include the plural, and conversely.

     6.8. Headings. All Section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     6.9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

LAUREATE EDUCATION, INC.

By:	/s/ Robert W. Zentz

Name: Robert W. Zentz
Title: Senior VP, General Counsel and Secretary

STOCKHOLDERS:

Ackerman-Walden Limited Partnership
By: Ackerman-Walden, Inc., its General Partner

By:	/s/ Don E. Ackerman

Name: Don E. Ackerman
Title: President

/s/ Virginia Jean Ackerman
Virginia Jean Ackerman

PRINCIPAL INVESTOR

Solely with respect to Sections 5.2 and 5.3

/s/ Don E. Ackerman
Don E. Ackerman